Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

Helius Medical Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Shares of Class A Common Stock issuable upon exercise of Public Warrants	Rule 457(o)	-	-	$3,000,000.00	0.0000927	$2,753.19
Fees to be Paid				-	-	$4,950,000.00	0.0000927	$1,668.6
	Equity	Class A Common Stock(3)	Rule 457(o)
	Equity	Public Warrants(4)	Other
	Equity	Shares of Class A Common Stock issuable upon exercise of Public Warrants	Rule 457(o)
	Equity	Pre-funded warrants(3)(4)	Other
	Equity	Shares of Class A Common Stock issuable upon exercise of pre-funded warrants(3)	Rule 457(o)
Total Offering Amounts						$7,950,000.00		$736.97
Total Fees Previously Paid								$0.00
Total Fee Offsets								$0.00
Net Fee Due								$736.97

Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(1)	The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $39,750,000 on a registration statement on Form S-1, as amended (File No. 333-266107), which was declared effective by the Securities and Exchange Commission on August 4, 2022. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $7,950,000 is hereby registered.

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, pre-funded warrants and Public Warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $7,950,000.

(4)	No fee pursuant to Rule 457(g) of the Securities Act.